EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL
FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Agricon Global Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert K Bench, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	February 13, 2014	By:	/s/ Robert K Bench
Robert K Bench
President
(Principal Financial Officer)